UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	May 26, 2009

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
8 West Main Street, Niantic, Connecticut	06352
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(860) 739-8030

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01

Other Events.

Mr. Von Johnson to the Advisory Board of USA Video Interactive Corp. (“USA Video”) Johnson, an entertainment industry veteran and multi-discipline expert who has worked with some of the industry’s premier companies and organizations, has joined USA Video to advice and position the company as the leading industry provider of digital content protection technologies.  Johnson will work with the USA Video management team to market the USA Video’s proprietary anti-piracy technologies, MediaEscort and SmartMarks, and provide business models and additional markets for their use via digital watermarking and fingerprinting.  Mr. Johnson is the CEO and President of Von Johnson & Associates, Inc. (VJA), a California corporation based near Hollywood that offers boutique technology consultation services to the media and entertainment industries.  USA Video management will benefit from access to the VJA team which includes Brian Finegold, James Hubbert, Phil Lelyveld, Charles “Tad” Marburg, Patrick Murphy, Javier Ponton, Allan Schollnick, and Rochelle Winters.  USA Video’s Advisory Board will seek to outline strategies to manage and monetize content assets through digital identification and authentication methods.

A copy of the News Release dated May 26th, 2009 is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

News Release dated May 26th, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :  May 27th, 2009

By :

/s/  Edwin Molina

Edwin Molina,

President